UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2017

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Peach Street P.O. Box 7000, El Dorado, AR	71730-7000
(Address of principal executive offices)	(Zip Code)

870-862-6411
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On November 17, 2017, Murphy Oil Corporation entered into the third amendment (“Amendment No. 3”) to its revolving credit agreement dated as of August 10, 2016 (the “Credit Agreement”) with, among other parties, JPMorgan Chase Bank, N.A., as administrative agent. Among other things, Amendment No. 3 extends the maturity date of the Credit Agreement to August 17, 2021, reduces the facility fee on revolving commitments and the interest margin on revolving loans and increases the total leverage ratio under the financial covenants from < 3.75:1.00 to < 4.00:1.00.

The description of Amendment No. 3 contained herein is qualified in its entirety by reference to Amendment No. 3 attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Third Amendment to Credit Agreement dated as of November 17, 2017, among Murphy Oil Corporation, Murphy Exploration & Production Company – International, Murphy Oil Company Ltd., the guarantors party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders party to the Credit Agreement and the Lenders and Issuing Banks party thereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2017	MURPHY OIL CORPORATION

	By:	/s/ John B. Gardner
John B. Gardner
Vice President & Treasurer

Exhibit Index

10.1	Third Amendment to Credit Agreement dated as of November 17, 2017, among Murphy Oil Corporation, Murphy Exploration & Production Company – International, Murphy Oil Company Ltd., the guarantors party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders party to the Credit Agreement and the Lenders and Issuing Banks party thereto.